SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                   ----------------------------------------

         This Second Amendment to Employment Agreement is made and entered into as of January 1, 1997 by and between BE INC., a Delaware corporation ("Corporation"), and BRIAN P. BURNS ("Officer").

                               RECITALS
                               --------

         A. Officer is employed by Corporation, as Chairman of the Board of Directors and Chief Executive Officer, pursuant to an Employment Agreement dated November 30, 1992, as amended by Amendment to Employment Agreement dated December 28, 1995 (collectively, the "Employment Agreement").

         B. Corporation and Officer desire to amend the Employment Agreement.

                              AGREEMENT
                              ---------

THE PARTIES AGREE AS FOLLOWS:

         1. Section 2.2 of the Employment Agreement is amended in its entirety to provide as follows:

         2.2 Base Term. The term of employment of Officer by Corporation shall be from the date hereof through December 31, 2002 unless terminated earlier pursuant to this Section 2. At any time before December 31, 2002 Corporation and Officer may by mutual written agreement extend Officer's employment under the terms of this Agreement for such additional periods as they may agree.

         2. Section 3.1 of the Employment Agreement is amended in its entirety to provide as follows:

         3.1 Base Salary. As payment for the services to be rendered by Officer as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Of fleer a "Base Salary" at the rate of $275,000 per annum, payable in equal semi-monthly installments, commencing March 1, 1997.

  3. This Second Amendment to Employment Agreement shall be effective March 1, 1997.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the day and year first above written.


                                             BF ENTERPRISES, INC.

                                             By: /s/ John M. Price
                                                 ------------------------
                                                 John M. Price
                                                 Senior Vice President



                                             By: /s/ Brian P. Burns
                                                 ------------------------
                                                  Brian P. Burns





                                       37